EXHIBIT 23

Analysis, Research & Planning Corporation’s Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports dated January 9, 2003, January 26, 2004 and 2005, and January 3, 2006 appearing in this Annual Report on Form 10-K of Union Carbide Corporation for the year ended December 31, 2005.

/s/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
February 13, 2006

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